UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report: February 17, 2004
(Date of earliest event reported)

Hawk Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:
	99.1	Hawk Corporation Press Release dated February 17, 2004

Item 12. Results of Operations and Financial Condition.

On February 17, 2004, Hawk Corporation issued a press release containing Hawk’s financial results for the fourth quarter of 2003 and year ended December 31, 2003. The press release has been posted to Hawk’s website <www.hawkcorp.com> and a copy is also set forth in Exhibit 99.1.

In addition to disclosing results that are determined in accordance with generally accepted accounting principles (“GAAP”), this press release includes a presentation of net (loss) income from continuing operations before pension plan curtailment charges which has not been determined in accordance with GAAP. Because of the significant steps taken by Hawk in its strategic plan to close its Brook Park, Ohio facility, Hawk believes that presenting earnings that exclude this charge is helpful to our investors in a better understanding of Hawk’s operating results. Pursuant to Regulation G, Hawk has included in the section of the press release captioned “Reconciliation of non-GAAP Financial Measures” a reconciliation of the non-GAAP operating results before the pension curtailment charge to GAAP operating results.

Pursuant to General Instruction B, subsection 6, of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is instead furnished as required by that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004	HAWK CORPORATION

By: /s/ Thomas A. Gilbride Thomas A. Gilbride Vice President – Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Hawk Corporation Press Release dated February 17, 2004